Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Michael J. Ahearn, Jens Meyerhoff and John T. Gaffney and each of them, the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K and any other documents in connection therewith and to file the same, with all exhibits thereto, with the SEC, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act requisite and necessary to be done with respect to this Annual Report on Form 10-K, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on this 17th day of February 2009.

/s/ Paul H. Stebbins

Michael J. Ahearn	Paul H. Stebbins

/s/ Craig Kennedy	/s/ Michael Sweeney

Craig Kennedy	Michael Sweeney

/s/ James F. Nolan	/s/ Bruce Sohn

James F. Nolan	Bruce Sohn

/s/ J. Thomas Presby	/s/ José Villarreal

J. Thomas Presby	José Villarreal